UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

4424 West Sam Houston Parkway North, Houston, Texas 77041

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of McDermott International, Inc. (“McDermott”) took the following actions relating to the compensation of McDermott’s chief executive officer, chief financial officer and each of the other executive officers listed in the Summary Compensation Table in the Amendment to McDermott’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 8, 2018 (collectively, the “Named Executive Officers”).

2018 Annual Base Salaries. The Compensation Committee approved the following annual base salaries for the Named Executive Officers, effective May 10, 2018:

Named Executive Officer	Annual Base Salary (effective May 10, 2018)
David Dickson	$1,125,000
Stuart Spence	$ 650,000
Linh Austin	$ 500,000
Brian McLaughlin	$ 450,000
Scott Munro	$ 375,000

2018 Annual Cash Bonus. On March 1, 2018, the Compensation Committee previously established 2018 annual target award opportunities, financial metrics and performance goals for participants in McDermott’s Executive Incentive Compensation Plan (the “EICP”), including the Named Executive Officers, for the 2018 period prior to the date the closing of the combination (the “Combination”) of McDermott and Chicago Bridge & Iron Company N.V. occurred, which closing date was May 10, 2018 (the “Closing Date”). On June 6, 2018, the Compensation Committee established 2018 annual target award opportunities for participants in the EICP, including the Named Executive Officers, for the period beginning on the Closing Date and ending on December 31, 2018, as follows:

Named Executive Officer	Target EICP Award Opportunity (as a percentage of base salary earned for the period beginning on the Closing Date through December 31, 2018)
David Dickson	125%
Stuart Spence	100%
Linh Austin	70%
Brian McLaughlin	70%
Scott Munro	70%

In connection with the 2018 EICP awards for the period beginning on July 1, 2018 and ending on December 31, 2018 (the “Post-Combination Prorated Period”), the Compensation Committee approved financial metric performance goals based on McDermott’s consolidated adjusted operating income and adjusted free cash flow, weighted as set forth below. McDermott’s financial performance against the stated goals will determine the threshold (0.5x), target (1.0x) and maximum (2.0x) possible funding for each financial performance goal, with the weighted sum of each funding multiple determining the pool funding multiple for the Post-Combination Prorated Period (the “Pool Funding Multiple”):

Weight	Financial Metric Performance Goals	Performance Level	Funding Multiple
50%	Adjusted Operating Income	Threshold	0.5x
		Target	1.0x
		Maximum	2.0x

50%	Adjusted Free Cash Flow	Threshold	0.5x
		Target	1.0x
		Maximum	2.0x

The Pool Funding Multiple will then be, for each participant in the EICP, multiplied by the product of such participant’s actual base salary earned during the period from the Closing Date through December 31, 2018 times their respective Target EICP Award Opportunity, and such amounts will be aggregated to determine the total amount of the EICP bonus pool for the Post-Combination Prorated Period (the “Post-Combination Prorated Period EICP Pool”). However, the Compensation Committee determined that the Post-Combination Prorated Period EICP Pool will not be less than 0.5x nor more than 2.0x the aggregate dollar amount of the participants’ target award opportunities for the Post-Combination Prorated Period.

In no event may any Named Executive Officer’s annual bonus exceed two times his or her respective Target EICP Award Opportunity, and no participant is guaranteed a minimum award under the EICP. The Compensation Committee has the discretion to increase or decrease the amount of any payout in its sole discretion.

A participant’s actual bonus award will be determined by achievement of the participant’s individual performance goals, in each case in accordance with objective measures required by the terms of the EICP and the exercise of the Compensation Committee’s discretion.

2018 Long-Term Incentive Awards. After the Combination, the Compensation Committee considered and deemed it appropriate to make additional long-term incentive awards to participants in McDermott’s long-term incentive plans, including the Named Executive Officers. On June 6, 2018, the Compensation Committee approved the type of grant and form of grant agreements to be used in connection with the additional 2018 annual long-term incentive awards. The additional 2018 awards consist of, for certain Named Executive Officers, a grant of restricted stock units in the approximate grant date fair value amount set forth below, and, for each Named Executive Officer, a grant of performance units in the approximate grant date fair value amount set forth below. The grants to the Named Executive Officers were made pursuant to the 2016 McDermott International, Inc. Long-Term Incentive Plan. The foregoing description of the grants of restricted stock units and performance units is a summary and is qualified in its entirety by reference to the form of 2018 restricted stock unit grant agreement approved by the Compensation Committee on March 1, 2018, which was included as Exhibit 10.1 to the Current Report on Form 8-K filed on March 7, 2018, and the form of 2018 performance unit grant agreement, which is included as Exhibit 10.1 to this report.

Named Executive Officer	Restricted Stock Units	Performance Units
David Dickson	$1,750,000	$4,150,000
Stuart Spence	$ 250,000	$1,000,000
Linh Austin	$ 100,000	$ 300,000
Brian McLaughlin	$ 175,000	$ 375,000
Scott Munro	$ 0	$ 200,000

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

10.1	Form of 2018 Performance Unit Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Stuart A. Spence
Executive Vice President and Chief Financial Officer

June 12, 2018

5